Exhibit 10.6

MUTUAL RELEASE OF CLAIMS

This Mutual Release of Claims (this “Agreement”) is made and entered into as of                                    , 2014, by and among The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), on the one hand, and Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) on the other hand, with reference to the following facts:

A.                                    Prospect DE entered into and delivered to the order of Karlsson that certain Senior First Priority Secured Promissory Note, dated as of August 1, 2012 (as amended, modified, extended and/or restated from time to time, the “Note”).

B.                                    Pursuant to the Note, Karlsson made certain extensions of credit (the “Loan”) to Prospect DE.

C.                                    The Loan was secured by, among other instruments, (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement dated as of August 1, 2012, executed by AWP, as trustor, in favor of and for the benefit of Karlsson, as beneficiary, and recorded August 1, 2012, as Instrument No. 2012-004076 in the Official Records of Apache County, Arizona (the “AWP Deed of Trust”) with respect to the property described therein (the “Premises”), (ii) that certain Security Agreement, dated as of August 1, 2012, executed by Prospect DE and AWP in favor of and for the benefit of Karlsson (the “Security Agreement”), (iii) that certain Membership Interest Pledge Agreement between Prospect DE and Karlsson, dated as of May 30, 2012 (the “AWP Pledge Agreement”); (iv) that certain Membership Interest Pledge Agreement between AWP and Karlsson, dated as of January 28, 2013 (the “Apache Pledge Agreement”); and (v) each of the Collateral Assignment of Mineral Leases, the Collateral Assignment of Mining Permits, and the Collateral Assignments of Royalty Agreements, each between AWP and Karlsson and each dated as of August 1, 2012 (collectively, the “Collateral Assignments”).  The Loan and all of Prospect DE’s other obligations under the Loan Documents (as defined below) are guaranteed by that certain Unconditional Guaranty dated as of August 1, 2012 executed by AWP in favor of and for the benefit of Karlsson (the “Guaranty”, and together with the AWP Deed of Trust, the Security Agreement, the Pledge Agreement and the Collateral Assignments and all financing statements, fixture filings, patent, trademark and copyright filings and other documents and agreements relating to the collateral for the Loan and made or delivered pursuant to the Note or any other Loan Document, the “Collateral Documents”).  The Note, the Collateral Documents and all other documents, agreements and instruments delivered to Karlsson under or in connection with the Note, including but not limited to the documents listed on Exhibit A to this Agreement, each as amended from time to time, are collectively referred to herein as the “Loan Documents.”

D.                                    Pursuant to the terms of the Fourth Extension Agreement (as defined in Exhibit A hereto), the Discounted Payoff (as therein defined) of the Loan has been effectuated by the Prospect Parties.

E.                                     In conformity with the terms of the Fourth Extension Agreement, Karlsson and the Prospect Parties accordingly are entering into this Agreement pursuant to which they wish mutually to release all claims against the other of any nature, including but not limited to those arising under (i) the Loan Documents and/or (ii) the Membership Interest Purchase Agreement dated as of May 30, 2012 by and among Prospect DE, AWP and Karlsson or any other document or instrument executed pursuant thereto or in connection therewith, but excluding from such release, in all cases, those rights and claims of Karlsson, and obligations of one or more of the Prospect Parties, arising under the Agreements listed on Exhibit B to this Agreement (collectively, each as amended from time to time the “Surviving Agreements”) , which it is the intention of the parties hereto shall survive the execution of this Agreement.

The parties hereby agree as follows:

1.                                      Effectiveness.  This Agreement (including those mutual releases set forth in Section 2 hereof) shall become effective upon execution hereof by Karlsson and each of the Prospect Parties.

2.                                      Release.  In each case, to the maximum extent permitted by law, (a) each Prospect Party, for itself and on behalf of its directors, shareholders, officers, partners, principals, members, employees, counsel, agents, representatives, predecessors-in-interest, successors-in-interest, and assigns (collectively, with the Prospect Parties, the “Prospect Release Parties”) hereby waives, releases and discharges Karlsson and its directors, shareholders, officers, partners, principals, members, employees, counsel, agents, representatives, predecessors-in-interest, successors-in-interest, and assigns (collectively with Karlsson, the “Karlsson Release Parties”); and (b) Karlsson, for itself and on behalf of each other Karlsson Release Party, hereby waives, releases and discharges each Prospect Release Party, in each case from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs or expenses of any kind (collectively, “Claims”), known or unknown, which such Karlsson Release Party or Prospect Release Party may have arising out of acts, omissions, or events occurring at any time prior to and including the Effective Date; provided, however, that notwithstanding the generality of the foregoing, nothing herein shall be deemed to release any Prospect Release Party from any obligation under, or release any Claim by any Karlsson Release Party now or hereafter existing pursuant or with respect to, any Surviving Agreement.  Karlsson and each Prospect Party hereby agree and represent that the matters released herein are not limited to matters which are known, disclosed or foreseeable.  Karlsson and the Prospect Parties intend to waive all Claims, and the Karlsson Release Parties intend to release all Claims not arising under the Surviving Agreements, including in each case Claims which they do not know or suspect to exist in their favor, to the fullest extent that a waiver of such Claims under California law can be effected.  Accordingly, the parties waive all rights and benefits which they now have or in the future may have by virtue of the provisions of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE

MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Karlsson and the Prospect Parties expressly acknowledge the foregoing waiver of the provisions of Section 1542 of the California Civil Code.

3.                                      Specific Legal Advice With Respect To Agreement And Releases.  Karlsson and the Prospect Parties acknowledge that the effect and import of this Agreement, including, without limitation, the releases and waivers contained herein have been explained to them by their own legal counsel.  With this knowledge and understanding, Karlsson and the Prospect Parties elect to, and do, waive the provisions of Section 1542 of the California Civil Code and of any similar case or statutory law of other states that may be applicable, and relinquish any rights which they may otherwise have thereunder, to the fullest extent permitted by law, with regard to the above releases, and agree that the above releases shall remain in full force and effect notwithstanding any discovery or existence of any additional or different facts.  It is expressly understood and agreed that Karlsson and the Prospect Parties voluntarily waive and relinquish all rights and benefits under the provisions of any rule, regulation, statute or law in any jurisdiction:  (a) in which this Agreement may be enforced; (b) in which this Agreement may be applicable; and (c) in which any action or inaction giving rise to such relinquishment may occur, which is reasonably similar to Section 1542, and which may apply to the subject matter of this Agreement.

INITIALS:                                    Prospect DE
Parent
AWP
Apache
Karlsson

4.                                      No Assignment.  Karlsson and the Prospect Parties hereby represent and warrant that they have not heretofore assigned or transferred or purported to assign or transfer to any person or entity, whether by act, operation of law or otherwise, all or any part of or any interest in any claim, contention, demand or cause of action relating to any Claims or matters released pursuant to Section 2 of this Agreement.

5.                                      Legal Representation.  Karlsson and the Prospect Parties hereby warrant and acknowledge that each has been represented by legal counsel throughout the negotiations which preceded the execution of this Agreement, and that each of them has executed this Agreement with the consent and advice of such legal counsel.

6.                                      Notices.  All notices, demands, requests and other communications of any kind which any party hereto may be required to or may desire to serve upon any other party (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the third (3rd) business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) addressed as follows:

If to Karlsson:

The Karlsson Group, Inc.
18 Ozone Avenue
Venice, California 90291
Attention: Michael Stone
Fax: (310) 933-0262

With a copy to:

Richard C. Weisberg
Law Offices
33 Derwen Road
Bala Cynwyd, Pennsylvania 19004
Fax: (215) 689 1504

Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, California 90067
Attention: Lance N. Jurich, Esq.
Fax: (310) 282-2211

If to the Prospect Parties:

Prospect Global Resources, Inc.
1401 17th Street, Suite 1550
Denver, Colorado 80202
Attention: Mr. Damon Barber, Chief Executive Officer
Fax: (303) 990-8440

With a copy to:

Eisner Kahan Gorry Chapman Ross & Jaffe PC
9601 Wilshire Boulevard, Suite 700
Beverly Hills, California 90210
Attention: Mr. Michael Eisner
Fax: (310) 855-3201

Any party may change its address by giving the other party written notice of its new address as herein provided.

7.                                      Further Assurances.  Karlsson and the Prospect Parties shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary to carry out and effect the terms of this Agreement.

8.                                      Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon Karlsson and the Prospect Parties and (as applicable) their respective principals, partners, officers, directors, shareholders, employees, trustees, trust beneficiaries, agents, independent contractors and the successors, assigns, heirs, executors, administrators and representatives of each of the foregoing.

9.                                      Entire Agreement.  This Agreement contains the entire agreement and understanding among Karlsson and the Prospect Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous oral and written agreements and understandings with respect to such subject matter.  None of the Karlsson or the Prospect Parties may rely on any representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter hereof other than those contained herein.

10.                               Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of laws principles thereof.  Any and all legal proceedings to enforce this Agreement shall be brought in the state or Federal courts sitting in Los Angeles, California, Karlsson and the Prospect Parties hereby waiving any claim or defense that such forum is not convenient or proper.  Each of the Karlsson and the Prospect Parties hereby agrees that any such court shall have in personal jurisdiction over it and consents to service of process in any manner authorized by California law.

11.                               Electronic Delivery And Counterparts.  The Karlsson and the Prospect Parties and their respective successors and assigns shall be authorized to rely upon the signatures of each person and entity who are signatories to this Agreement which signatures are delivered by facsimile or other electronic means as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall be deemed to constitute a single document.

12.                               Construction.  When necessary herein, all terms used in the singular shall apply to the plural, and vice versa; the present tense shall include the past and future tense, and vice versa; and the masculine shall include the feminine and the neuter, and vice versa.  The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against of the parties.  Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:
Name:
Title:

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:
Name: Damon Barber
Its: President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:
Name: Damon Barber
Its: President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:
Name: Damon Barber
Its: President, CEO and Secretary

Exhibit A

CERTAIN LOAN DOCUMENTS

1)             Extension Agreement dated as of April 15, 2013 among Karlsson and the Prospect Parties

2)             Second Extension Agreement dated as of June 26, 2013 among Karlsson and the Prospect Parties

3)             Third Extension Agreement dated as of September 13, 2013 among Karlsson and the Prospect Parties

4)             Fourth Extension Agreement dated as of December     , 2013 among Karlsson and the Prospect Parties (the “Fourth Extension Agreement”)

5)             Unconditional Guaranty by Parent in favor of Karlsson dated as of April 15, 2013

6)             Pledge Agreement by Parent in favor of Karlsson dated as of April 15, 2013

7)             Escrow Agreement among Karlsson, Parent and JPMorgan Chase Bank, N.A., as escrow agent, dated as of April 15, 2013, as amended from time to time

8)             Side Letter dated August 1, 2012 between Prospect DE and Karlsson

Exhibit B

SURVIVING AGREEMENTS

Each of the following agreements, as amended from time to time:

1.              Supplemental Payment Agreement dated as of August 1, 2012 by and among Prospect DE, AWP and Karlsson;

2.              Additional Consideration Agreement dated as of August 1, 2012 by and among Prospect DE, AWP and Karlsson; the Royalty Agreement dated as of                        , 2014 between AWP and Karlsson; the Royalty Agreement dated as of                        , 2014 between Apache and Karlsson; and each other Royalty Agreement now or hereafter executed and delivered pursuant to Section 12(b) of the Fourth Extension Agreement;

3.              Sections 4(a), 5(b), 7, 11 and 12 of the Fourth Extension Agreement;

4.              Registration Rights Agreement dated as of August 1, 2012 between Parent and Karlsson;

5.              Warrant dated May 30, 2012 issued to Karlsson;

6.              Warrant dated June 26, 2013 issued to Karlsson;

7.              Warrant dated                   , 2014issued to Karlsson;